Exhibit 99.1

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

                             SUBSCRIPTION AGREEMENT

TO: Minhas Energy Consultants, Inc.
    28 Arbour Estates Green N.W.
    Calgary AB. Canada
    T3G 4R7

Attn: Manmohan Minhas, President

     1. APPLICATION. The undersigned ("Investor"), hereby irrevocably subscribes for and agrees to purchase, ______________ Shares of the $.001 par value Common Stock ("Securities") of Minhas Energy Consultants, Inc., a Nevada corporation (the "Company") at a purchase price of $0.05 per Share, equaling a total price of $_______________.

     The Investor acknowledges that the offering of Shares contemplated hereby, is a private placement of Shares having an aggregate subscription level of $100,000 (the "Offering"), and is only open to residents of British Columbia, and offshore investors. The Offering is not subject to a minimum aggregate subscription level.

     The undersigned understands that his/her Subscription to purchase Securities may be accepted or rejected in whole or in part by the Company in its sole discretion, within 60 days of receipt of this Subscription Agreement. If rejected, the Company shall return this Agreement and all funds.

     A check or bank draft is enclosed made payable to the Company, or alternatively the funds have been wired to the Company's bank account.

     Closing of the offering of the Shares shall occur on or before September 30, 2006, or on such other date as may be determined by the Company.

     The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers
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(including  the Investor  hereunder) to complete  delivery of the Shares to such
Investor(s) against payment therefor at any time on or prior to the closing date.

     This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.


     2. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants as follows:

* The Securities are being purchased solely for the undersigned's account, for investment purposes only and not with a view to the distribution of said Securities and not with a view to assignment or resale thereof, and no other person will have a direct or indirect beneficial interest in such Securities.

* The undersigned, if a corporation, partnership, trust or other entity is authorized and otherwise duly qualified to purchase and hold the Securities and to enter into this Subscription Agreement.

* The Investor has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Investor;

* The entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Investor or the Company in the jurisdiction of the Investor's residence or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

*    The Investor has duly executed and delivered  this  Subscription  Agreement
     and  it  constitutes  a  valid  and  binding   agreement  of  the  Investor
     enforceable against the Investor in accordance with its terms;

* If the Investor is resident in British Columbia, the Investor is (CHECK ONE OR MORE OF THE FOLLOWING BOXES):

     (A)  a  director,  officer,  employee  or  control  person of the
          Company                                                            [ ]
     (B)  a spouse, parent, grandparent, brother, sister or child of a
          director, senior officer or control person of the Company          [ ]
     (C)  a close  personal  friend of a director,  senior  officer or
          control person of the Company                                      [ ]

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
     (D)  a close business associate of a director,  senior officer or
          control person of the Company                                      [ ]

* If the Investor has checked one or more of boxes B, C or D in paragraph above, the director(s), senior officer(s), or control person(s) of the Company with whom the Investor has the relationship is :

     -------------------------------------------------------

     -------------------------------------------------------

     -------------------------------------------------------
     (FILL IN THE NAME OF EACH DIRECTOR. SENIOR OFFICER AND CONTROL PERSON WHICH YOU HAVE THE ABOVE-MENTIONED RELATIONSHIP WITH).

* The Investor is resident in the jurisdiction set out under the heading "Name and Address of Investor" on the signature page of this Subscription Agreement;

* The sale of the Shares to the Investor as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Investor;

*    The Investor (i) is able to fend for  him/her/itself  in the  Subscription;
     (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

The Investor acknowledges and agrees that:

* None of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States.

* The decision to execute this Subscription Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been provided by the Company to the Investor;

*    The Company is in a start-up phase and there is no assurance of success;

* The Company has advised the B.C. Investors that the Company is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Shares through a person registered to sell securities under the SECURITIES ACT (British Columbia) (the "B.C. Act") and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Investor;

* The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Investor during reasonable business hours at its principal place of business, and all documents, records and books in connection with the

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
     distribution  of  the  Shares   hereunder  have  been  made  available  for
     inspection by the Investor,

* The Investor will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Investor contained herein or in any document furnished by the Investor to the Company in connection herewith being untrue in any material respect or any breach or failure by the Investor to comply with any covenant or agreement made by the Investor to the Company in connection therewith;

* For B.C. Investors, in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Investor's ability to resell the Shares under the B.C. Securities Act;

*    The Shares cannot be transferred  without  previous consent of the board of
     directors,   expressed  by  resolution,  at  the  sole  discretion  of  the directors;

* The Investor has been advised to consult the Investor's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

     1. any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Shares hereunder, and
     2.   applicable resale restrictions; and
     3. this Subscription Agreement is not enforceable by the Investor unless it has been accepted by the Company.

     3. MISCELLANEOUS.

(a) This Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and permitted assigns.

(b) This Subscription Agreement has been duly and validly authorized, executed and delivered by the undersigned and constitutes the valid, binding and enforceable agreement of the undersigned. If this Subscription Agreement is being completed on behalf of a corporation, partnership, or trust, it has been completed and executed by an authorized corporate officer, general partner, or trustee.

(c) This Subscription Agreement referred to herein constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements relating to the purchase of these Securities.

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
(d) Within five (5) days after receipt of a written request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation or to comply with any and all laws to which the Company is subject.

(e) The Company shall be notified immediately of any change in any of the information contained above occurring prior to the undersigned's purchase of the Securities or at any time thereafter for so long as the undersigned is a holder of the Securities.

     4. REPRESENTATIONS. The undersigned hereby additionally represents and warrants that:

     (i) The undersigned is purchasing for his/her/its own account and not on behalf of any other person.

     (ii) The undersigned will not sell or assign the Securities except in accordance with the provisions of the Securities Act of 1933, as amended, or pursuant to the registration Requirements under the Act, or pursuant to an available exemption under the Act such as Rule 144, which requires a prior holding period of not less than one year from date of purchase.

     (iii) Share certificates shall bear an appropriate restrictive legend that restricts the further sale or assignment of the Securities except in accordance with the foregoing provisions set forth above.

     (iv) The undersigned is aware that there is no public market for the Company's Securities that the transfer of Securities is subject to certain restrictions according to law and that, as a consequence, it may not be possible for the undersigned to liquidate the Securities, which may have to be held indefinitely, which makes this offering an illiquid investment.


     The undersigned has executed this Subscription Agreement this _______ day of ___________________________, 2006.


_________________________ x $______________ = $_________________ USD
(Shares being purchased)                       (Subscription Price)


If the Investor is an individual, check whether purchased as [ ] JOINT TENANTS, as [ ] TENANTS IN COMMON, as [ ] COMMUNITY PROPERTY, or as an [ ] Individual.

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
SECURITIES SHOULD BE ISSUED IN THE NAME(S) OF:




------------------------------------        ------------------------------------
(Print or Type Owner's Name)                (Print or Type Owner's Name)



------------------------------------        ------------------------------------
(Owner's Mailing Address)                   (Owner's Mailing Address)


------------------------------------        ------------------------------------
(City)                       (State)        (City)                       (State)
(Zip)                                       (Zip)


------------------------------------        ------------------------------------
(Signature of Investor)                     (Signature of Investor)


If the Investor is a [ ] PARTNERSHIP, [ ] CORPORATION, [ ] LIMITED LIABILITY COMPANY, or [ ] TRUST (check applicable):



------------------------------------        ------------------------------------
(Print Name of Entity as Owner)             (Title)


------------------------------------        ------------------------------------
(Owner Mailing Address)                     (Print Name of Authorized Officer)

                                            by:

------------------------------------        ------------------------------------
(City)                       (State)        (Signature)
(Zip)

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
SUBSCRIPTION ACCEPTED AND AGREED TO

This _________ Day of _________________________ 2006


MINHAS ENERGY CONSULTANTS, INC.


By:
   -----------------------------------------------
   Manmohan Minhas its President

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